As filed with the Securities and Exchange Commission on November 7, 2008

Registration No. 333-153896

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXCAN INTERMEDIATE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

(see table of additional registrants)

Delaware	5122	74-3249870
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

22 Inverness Center Parkway

Suite 310

Birmingham, AL 35242

(205) 991-8085

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrant Guarantors Continued on the Next Page

Dr. Frank Verwiel

President and Chief Executive Officer

Axcan Intermediate Holdings Inc.

22 Inverness Center Parkway

Suite 310

Birmingham, AL 35242

(205) 991-8085

(Name, address, including zip code Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Richard Tarte

Vice President, Corporate Development and General Counsel

Axcan Intermediate Holdings Inc.

c/o Axcan Pharma Inc.

597 Laurier Blvd.

Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

(450) 467-2600

Patrick O’Brien Ropes & Gray LLP One International Place Boston, MA 02110 (617) 951-7100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the registration of the Guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices
Acquisition Co. No. 1	Delaware	5122	63-1244392	22 Inverness Center Parkway Suite 310 Birmingham, AL 35242

Acquisition No. 5 LLC	Delaware	5122	Disregarded Entity for U.S. tax purposes (Owner’s EIN: 63-1244392)	22 Inverness Center Parkway Suite 310 Birmingham, AL 35242

Axcan Canada (Invest) ULC	Nova Scotia	5122	Disregarded Entity for U.S. tax purposes (Owner’s EIN: 74-3249870)	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan Coöperatieve U.A.	The Netherlands	5122	Disregarded Entity for U.S. tax purposes (Owner’s EIN: 74-3249870)	Frederik Roeskestraat 123 Amsterdam, The Netherlands 1076EE

Axcan LuxCo 1 S.àr.l.	Luxembourg	5122	Disregarded Entity for U.S. tax purposes (Owner’s EIN: 74-3249870)	5, rue Eugene Ruppert L-2453, Luxembourg

Axcan LuxCo 2 S.àr.l.	Luxembourg	5122	Disregarded Entity for U.S. tax purposes (Owner’s EIN: 74-3249870)	5, rue Eugene Ruppert L-2453, Luxembourg

Axcan Nova Scotia 1 ULC	Nova Scotia	5122	Disregarded Entity for U.S. tax purposes (Owner’s EIN: 74-3249870)	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan Nova Scotia 2 ULC	Nova Scotia	5122	Disregarded Entity for U.S. tax purposes (Owner’s EIN: 74-3249870)	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan Nova Scotia 3 ULC	Nova Scotia	5122	Disregarded Entity for U.S. tax purposes (Owner’s EIN: 74-3249870)	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan Pharma (U&V) Inc.	Delaware	5122	98-0114076	22 Inverness Center Parkway Suite 310 Birmingham, AL 35242

Axcan Pharma Inc.	Canada	5122	13-7386306	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan Pharma US, Inc.	Delaware	5122	23-2639766	22 Inverness Center Parkway Suite 310 Birmingham, AL 35242

Axcan US LLC	Delaware	5122	Disregarded Entity for U.S. tax purposes (Owner’s EIN: 74-3249870)	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan US Partnership 1 LP	Delaware	5122	26-1960362	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-153896) is being filed solely for the purpose of filing Exhibit 5.1 and Exhibit 10.15 and amending the exhibit index referenced in Item 21(a) of Part II to reflect such filings. No changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 20 or 22 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Registrants Incorporated or Organized Under the Laws of Delaware

Delaware corporations

The following registrants are corporations incorporated under the laws of the State of Delaware (collectively, the “Delaware Corporations”): Axcan Intermediate Holdings Inc., Acquisition Co. No. 1, Axcan Pharma (U&V) Inc., and Axcan Pharma US, Inc.

Section 145(a) of the DGCL authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) further authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The certificate of incorporation of Axcan Intermediate Holdings Inc. provides that the corporation shall indemnify any of its current or former directors or officers, or any person who may have served at its request as a director or officer of another corporation, against any liability and expense (including counsel fees) incurred in connection with any proceeding, whether criminal, civil, administrative or investigative, to the extent permitted by law. Axcan Intermediate Holdings Inc. may also advance reasonable expenses to such parties to the extent incurred in connection with the proceedings upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

The by-laws and certificate of incorporation of Acquisition Co. No. 1 provide that the corporation shall indemnify any of its directors or officers against any liability and expense (including counsel fees) incurred in connection with any proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, to the extent permitted by law. Acquisition Co. No. 1 shall also advance reasonable expenses to such parties to the extent incurred in connection with the proceedings. The indemnification and advancement of expenses permitted by the by-laws shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, or by virtue of vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrative of such person.

The bylaws of Axcan Pharma (U&V) Inc. provide for the indemnification of the corporation’s directors, officers, employees and agents to the extent permitted by the DGCL.

The certificate of incorporation of Axcan Pharma US, Inc. provides that the corporation shall indemnify any of its directors against any liability and expense (including counsel fees) reasonably incurred in connection with any proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, to the fullest extent permissible under Delaware law, and such indemnification shall continue as to a person who has ceased to be a director and shall inure to the benefit of his or her heirs, executives, and assigns. Further, the certificate of incorporation of Axcan Pharma US, Inc. states that the corporation may provide indemnification to employees and agents of the corporation to the fullest extent permissible under Delaware law. The by-laws of Axcan Pharma US, Inc. provide that the corporation shall indemnify any of its current or former directors or officers, or any person who may have served at its request as a director or officer of another corporation (and the heirs, executors and administrators of such persons), against any liability and expense (including counsel fees) incurred in connection with any proceeding, whether criminal, civil, administrative or investigative, to the extent permitted by law, provided that at least two-thirds of disinterested directors determine that such director or officer acted in good faith in what he reasonably believed to be the best interests of the corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Finally, the by-laws of Axcan Pharma US, Inc. provide that the corporation may purchase insurance on behalf of any of its current or former directors or officers, or any person who may have served at its request as a director or officer of another corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation had the power to otherwise indemnify such person according the by-laws.

Delaware limited liability companies

The following registrants are limited liability companies organized under the laws of the State of Delaware (collectively, the “Delaware LLCs”): Acquisition No. 5 LLC and Axcan US LLC.

Section 18-108 of the Delaware Limited Liability Company Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The operating agreement for Acquisition No. 5 LLC states that to the fullest extent permitted under the Delaware Limited Liability Company Act, the company shall indemnify the managers and officers and make advances for expenses to the managers and officers with respect to such matters to the maximum extent permitted under applicable law.

The limited liability company agreement for Axcan US LLC states that the company shall indemnify, defend and hold harmless the member and any director, officer, partner, stockholder, controlling person or employee of the member, and any person serving at the request of the company as a director, officer, employee, partner, trustee or independent contractor of another entity from any liability, loss or damage incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in connection with the business of the company and from liabilities or obligations of the company imposed on such party by virtue of such party’s position with the company, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that if the liability, loss, damage or claim arises out of any action or inaction of an indemnified party, indemnification shall be available only if (a) either (i) the indemnified party, at the time of such action or inaction, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or (ii) in the case of inaction by the indemnified party, the indemnified party did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company, and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the indemnified party; provided, further, however, that the indemnification under this shall be recoverable only from the assets of the company and not from any assets of the member. Unless the member determines in good faith that the indemnified party is unlikely to be entitled to indemnification, the company shall pay or reimburse reasonable attorneys’ fees of an indemnified party as incurred, provided that such indemnified party executes an undertaking, with appropriate security if requested by the member, to repay the amount so paid or reimbursed in the event of a final non-appealable determination by a court of competent jurisdiction that such indemnified party is not entitled to indemnification. The company may pay for insurance covering liability of the indemnified party for negligence in operation of the company’s affairs.

Delaware limited partnership

Axcan US Partnership 1 LP is a limited partnership organized under the laws of the State of the State of Delaware.

Section 17-108 of the Delaware Revised Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

The limited liability partnership agreement of Axcan US Partnership 1 LP provides that, to the fullest extent permitted by law, the partnership and the general partner, jointly and severally, shall indemnify, defend and hold harmless, first out of the assets of the partnership and thereafter to the extent of the assets of the general partner, the limited partner and his heirs, executors, administrators and assigns, from and against any demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, legal or other expenses incurred in investigating or defending against any of the foregoing), to which the limited partner may become subject by reason of his being a limited partner (other than in respect of his obligation to contribute to the capital of the partnership) or being deemed for any reason whatsoever to have participated in the control of the business of the partnership.

Registrants Incorporated Under the Laws of Nova Scotia

The following registrants are unlimited companies incorporated under the laws of Nova Scotia: Axcan Canada (Invest) ULC, Axcan Nova Scotia 1 ULC, Axcan Nova Scotia 2 ULC, and Axcan Nova Scotia 3 ULC.

Under applicable Nova Scotia law, an unlimited company is permitted to indemnify its officers and directors on terms acceptable to its shareholders subject only to the general common law restrictions based on public policy and restrictions residing under specific legislation of relevant jurisdictions.

Sections 160 and 161 of the articles of association of each of Axcan Canada (Invest) ULC, Axcan Nova Scotia 1 ULC, Axcan Nova Scotia 2 ULC, and Axcan Nova Scotia 3 ULC provide that any of the companies’ current or former directors or officers, or any person who may have served at such company’s request as a director or officer of such company, a body corporate, partnership, or other association of which the company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of dishonesty on the part of such person, shall be indemnified by such company against, and it shall be the duty of the company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of such company or such body corporate, partnership or other association, whether such company is a claimant or party to such action or proceeding or otherwise. The amount for which such indemnity is proved shall immediately attach as a lien on the property of such company and have priority as against the shareholders over all other claims.

Additionally, no current or former director or officer of any of the companies, or any person who may have served at such company’s request as a director or officer of such company, a body corporate, partnership, or other association of which such company is or was a shareholder, partner, member or creditor, in the absence of dishonesty on such person’s part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity for any loss, damage or expense happening to such company through the insufficiency or deficiency of title to any property acquired for or on behalf of the company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

Registrant Organized Under the Canada Business Corporations Act

Axcan Pharma Inc. is organized under the Canada Business Corporations Act. Section 124 of the Canada Business Corporations Act permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Namely, a corporation may not indemnify an individual unless such individual (i) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The By-Laws of Axcan Pharma Inc. provide for the indemnification, to the extent permitted by the Canada Business Corporations Act, of any current or former director and officer of Axcan Pharma Inc., or any individual who acts or acted at Axcan Pharma Inc.’s request as a director or officer, or in a similar capacity, of another entity, and his or her heirs and legal representatives. The By-Laws provide that no director or officer will be liable for the acts, receipts, neglects or defaults of any other director or officer or employee; for joining in any receipt or act for conformity or for any loss, damage or expense happening to Axcan Pharma Inc. through the insufficiency or deficiency of title to any property acquired by Axcan Pharma Inc. or for or on behalf of Axcan Pharma Inc., or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to Axcan Pharma Inc. will be placed out or invested. Further, no director or officer of Axcan Pharma Inc. will be liable for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any money’s securities or other assets belonging to Axcan Pharma Inc. will be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to Axcan Pharma Inc. No director or officer will be liable for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same will happen by or through his or her failure to act honestly and in good faith with a view to the best interests of Axcan Pharma Inc., and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of Axcan Pharma Inc. is employed by or performs services for Axcan Pharma Inc. otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for Axcan Pharma Inc., the fact that the person is a director or officer of Axcan Pharma Inc. will not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

Axcan Pharma Inc. maintains insurance for the benefit of current and former directors and officers, or other individuals who act or have acted, at Axcan Pharma Inc.’s request, as a director or officer, or an individual acting in a similar capacity against any liability incurred by the individual (i) in the individual’s capacity as a director or an officer of Axcan Pharma Inc., or (ii) in the individual’s capacity as a director or officer or similar capacity of another entity if the individual acts or acted in that capacity at Axcan Pharma Inc.’s request.

The By-Laws of Axcan Pharma Inc. provide for the indemnification of, or, with permission of the court, the advancement of moneys to current and former directors and officers of Axcan Pharma Inc., or other individuals who act or have acted at Axcan Pharma Inc.’s request as a director or officer, or an individual acting in a similar capacity, against or in respect of all costs, charges and expenses reasonably incurred by the individual in connection with derivative actions, or with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with Axcan Pharma Inc. or other entity, if the individual seeking indemnity fulfills the conditions imposed by the Canada Business Corporations Act.

Registrants Organized Under the Laws of Luxembourg

Axcan LuxCo 1 S.àr.l and Axcan LuxCo 2 S.àr.l. are organized under the laws of Luxembourg. Luxembourg law does not prohibit indemnification of managers, employees and agents of private limited liability companies incorporated under the laws of Luxembourg. Under Luxembourg law, such indemnity cannot be relied on where the individual has been grossly negligent, fraudulent or dishonest.

Article 8 of the Deeds of Incorporation and Consolidated Articles of Association of both Axcan LuxCo 1 S.àr.l. and Axcan LuxCo 2 S.àr.l. provides that, subject to the exceptions and limitations listed below, every current or former manager or officer of the respective company shall be indemnified by the respective company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding which such person becomes involved as a party or otherwise by virtue of such person being or having been such manager or officer and against amounts paid or incurred by such person in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. No indemnification shall be provided to any manager or officer: (i) against any liability to the respective company or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (ii) with respect to any matter as to which he shall have been finally adjudicated to have acted in bad faith and not in the interest of the respective company; or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of managers.

Registrant Organized Under the Laws of the Netherlands

Axcan Coöperatieve U.A. is a cooperative under Dutch law. Pursuant to section 10 of the deed of incorporation of Axcan Coöperatieve U.A., any and all liability of the members or former members to contribute to any deficits that become apparent upon the winding up of the cooperative is excluded.

According to section 2:56 of the Dutch Civil Code, a member of a cooperative is not personally liable for any deficit of the cooperative if the articles of association of the cooperative exclude any liability of the members or former members to contribute towards a deficit of the cooperative and the words U.A. (uitsluiting van aansprakelijkheid) are placed behind its name. However, a member may under certain circumstances be held liable for obligations of the cooperative of which it is a member: (i) a member may be liable in tort (onrechtmatige daad); (ii) if a member qualifies as a policy maker (beleidsbepaler) or a co-policy maker (medebeleidsbepaler) of the cooperative and there is evidently improper management of the cooperative, then the member concerned may be liable; or (iii) a member may voluntarily assume liability for obligations of the cooperative.

Directors and Officers’ Liability Insurance

Axcan Holdings Inc. maintained liability insurance policies covering our directors and officers while acting in such capacity. Aggregate coverage for such matters was $25,000,000 subject to a corporate deductible of $100,000 per claim.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b) Financial Statement Schedules

None.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

AXCAN INTERMEDIATE HOLDINGS INC.

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Dr. Frank A.G.M. Verwiel	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2008

* Steve Gannon	Senior Vice President—Finance, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	November 7, 2008

* Martha Donze	Vice President—Administration, Assistant Secretary and Director	November 7, 2008

* David Mims	Executive Vice President, Chief Operating Officer and Director (Principal Executive Officer)	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

ACQUISITION CO. NO. 1.

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* David Mims	President and Director (Principal Executive Officer)	November 7, 2008

* Steve Gannon	Senior Vice President—Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 7, 2008

* Martha Donze	Vice President—Administration, Assistant Secretary and Director	November 7, 2008

* Dr. Frank A.G.M. Verwiel	Director	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

ACQUISITION NO. 5 LLC

By:	/S/ RICHARD TARTE
Name:	Richard Tarte
Title:	General Counsel and Secretary

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* David Mims	President and Manager (Principal Executive Officer, Principal Financial and Accounting Officer)	November 7, 2008

* Martha Donze	Vice President—Administration, Assistant Secretary and Manager	November 7, 2008

* Dr. Frank A.G.M. Verwiel	Manager	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

AXCAN CANADA (INVEST) ULC

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Dr. Frank A.G.M. Verwiel	President and Director (Principal Executive Officer)	November 7, 2008

* Steve Gannon	Senior Vice President—Finance, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	November 7, 2008

* David Mims	Vice President, Director and Authorized Representative in the U.S.	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, and in the City of Amsterdam, Country of the Netherlands, respectively, on November 7, 2008.

AXCAN COÖPERATIEVE U.A.

By:	*
Name:	David Mims
Title:	Management Board Member A

By:	*
Name:	Ronald Arendsen
Title:	Management Board Member B

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
*		Member	November 7, 2008

AXCAN INTERMEDIATE HOLDINGS INC.
By:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

*		Member	November 7, 2008

AXCAN US LLC
By:	Axcan Intermediate Holdings Inc., its sole member
By:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* David Mims		Management Board Member A and Authorized Representative in the U.S.	November 7, 2008

* Ronald Arendsen		Management Board Member B	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, and in the City of Luxembourg, Grand Duchy of Luxembourg, respectively, on November 7, 2008.

AXCAN LUXCO 1 S.ÀR.L.

By:	*
Name:	David Mims
Title:	Class A Manager

By:	*
Name:	Pedro Fernandes das Neves
Title:	Class B Manager

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* David Mims	Class A Manager and Authorized Representative in the U.S.	November 7, 2008

* Pedro Fernandes das Neves	Class B Manager	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, and in the City of Luxembourg, Grand Duchy of Luxembourg, respectively, on November 7, 2008.

AXCAN LUXCO 2 S.ÀR.L.

By:	*
Name:	David Mims
Title:	Class A Manager

By:	*
Name:	Pedro Fernandes das Neves
Title:	Class B Manager

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* David Mims	Class A Manager and Authorized Representative in the U.S.	November 7, 2008

* Pedro Fernandes das Neves	Class B Manager	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

AXCAN NOVA SCOTIA 1 ULC

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Dr. Frank A.G.M. Verwiel	President and Director (Principal Executive Officer)	November 7, 2008

* Steve Gannon	Senior Vice President—Finance, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	November 7, 2008

* David Mims	Vice President, Director and Authorized Representative in the U.S.	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

AXCAN NOVA SCOTIA 2 ULC

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Dr. Frank A.G.M. Verwiel	President and Director (Principal Executive Officer)	November 7, 2008

* Steve Gannon	Senior Vice President—Finance, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	November 7, 2008

* David Mims	Vice President, Director and Authorized Representative in the U.S.	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

AXCAN NOVA SCOTIA 3 ULC

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Dr. Frank A.G.M. Verwiel	President and Director (Principal Executive Officer)	November 7, 2008

* Steve Gannon	Senior Vice President—Finance, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	November 7, 2008

* David Mims	Vice President, Director and Authorized Representative in the U.S.	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

AXCAN PHARMA (U&V) INC.

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* David Mims	President and Director (Principal Executive Officer)	November 7, 2008

* Steve Gannon	Senior Vice President—Finance, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	November 7, 2008

* Martha Donze	Vice President—Administration, Assistant Secretary and Director	November 7, 2008

* Dr. Frank A.G.M. Verwiel	Director	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

AXCAN PHARMA INC.

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance and Chief Financial Officer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Dr. Frank A.G.M. Verwiel	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2008

* Steve Gannon	Senior Vice President—Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 7, 2008

* David Mims	Executive Vice President, Chief Operating Officer, Director and Authorized Representative in the U.S.	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

AXCAN PHARMA US, INC.

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance and Chief Financial Officer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Dr. Frank A.G.M. Verwiel	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2008

* Steve Gannon	Senior Vice President—Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 7, 2008

* Martha Donze	Vice President—Administration, Assistant Secretary and Director	November 7, 2008

* David Mims	Executive Vice President, Chief Operating Officer and Director	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

AXCAN US LLC

By:	Axcan Intermediate Holdings Inc., its Sole Member

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
* AXCAN INTERMEDIATE HOLDINGS INC.		Sole Member (Principal Executive, Financial and Accounting Officer)	November 7, 2008

By:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* Dr. Frank A.G.M. Verwiel		Director of Sole Member	November 7, 2008

* Steve Gannon		Director of Sole Member	November 7, 2008

* David Mims		Director of Sole Member	November 7, 2008

* Martha Donze		Director of Sole Member	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount-Saint-Hilaire, Province of Quebec, Canada, on November 7, 2008.

AXCAN US PARTNERSHIP 1 LP

By:	Axcan Nova Scotia 2 ULC, its General Partner

By:	*
Name:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* * * *

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
* AXCAN NOVA SCOTIA 2 ULC		General Partner (Principal Executive, Financial and Accounting Officer)	November 7, 2008

By:	Steve Gannon
Title:	Senior Vice President—Finance, Chief Financial Officer and Treasurer

* Dr. Frank A.G.M. Verwiel		Director of General Partner	November 7, 2008

* Steve Gannon		Director of General Partner	November 7, 2008

* David Mims		Director of General Partner	November 7, 2008

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers and previously filed with the Securities and Exchange Commission.

BY: /S/ RICHARD TARTE Richard Tarte Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit

* 2.1	Arrangement Agreement, dated as of November 29, 2007, between Atom Intermediate Holdings Inc. and Axcan Pharma Inc.

* 3.1	Certificate of Incorporation of Axcan Intermediate Holdings Inc. (f/k/a Atom Intermediate Holdings Inc.), as amended

* 3.2	By-laws of Axcan Intermediate Holdings Inc.

* 3.3	Certificate of Incorporation of Acquisition Co. No. 1

* 3.4	By-laws of Acquisition Co. No. 1

* 3.5	Certificate of Formation of Acquisition No. 5 LLC

* 3.6	Amended and Restated Operating Agreement of Acquisition No. 5 LLC

* 3.7	Certificate of Incorporation and Memorandum of Association of Axcan Canada (Invest) ULC

* 3.8	Articles of Association of Axcan Canada (Invest) ULC, as amended

* 3.9	Deed of Incorporation and Articles of Association of Axcan Coöperatieve U.A.

* 3.10	Deed of Incorporation of Axcan LuxCo 1 S.àr.l., as amended

* 3.11	Consolidated Articles of Association of Axcan LuxCo 1 S.àr.l.

* 3.12	Deed of Incorporation of Axcan LuxCo 2 S.àr.l., as amended

* 3.13	Consolidated Articles of Association of Axcan LuxCo 2 S.àr.l.

* 3.14	Certificate of Incorporation and Memorandum of Association of Axcan Nova Scotia 1 ULC

* 3.15	Articles of Association of Axcan Nova Scotia 1 ULC

* 3.16	Certificate of Incorporation and Memorandum of Association of Axcan Nova Scotia 2 ULC

* 3.17	Articles of Association of Axcan Nova Scotia 2 ULC

* 3.18	Certificate of Incorporation and Memorandum of Association of Axcan Nova Scotia 3 ULC

* 3.19	Articles of Association of Axcan Nova Scotia 3 ULC

* 3.20	Certificate of Incorporation of Axcan Pharma (U&V) Inc. (f/k/a Axcan Pharma U.S. Inc., f/k/a Biopharm (USA) Inc.), as amended

* 3.21	Bylaws of Axcan Pharma (U&V) Inc. (f/k/a Axcan Pharma U.S. Inc., f/k/a Biopharm (USA) Inc.)

* 3.22	Certificate of Amalgamation of Axcan Pharma Inc.

* 3.23	By-laws of Axcan Pharma Inc.

* 3.24	Amended and Restated Certificate of Incorporation of Axcan Pharma US, Inc. (f/k/a Axcan Scandipharm Inc., f/k/a Scandipharm, Inc.), as amended

* 3.25	By-laws of Axcan Pharma US, Inc. (f/k/a Axcan Scandipharm Inc., f/k/a Scandipharm, Inc.)

* 3.26	Certificate of Formation of Axcan US LLC

* 3.27	Limited Liability Company Agreement of Axcan US LLC

* 3.28	Certificate of Limited Partnership of Axcan US Partnership 1 LP

* 3.29	Agreement of Limited Partnership of Axcan US Partnership 1 LP

* 4.1	Senior Secured Notes Indenture, dated as of February 25, 2008, among Axcan Intermediate Holdings Inc., the Guarantors listed therein and The Bank of New York, as Trustee, relating to the 9.25% Senior Secured Notes due 2015

Exhibit No.	Exhibit

* 4.2	Senior Notes Indenture, dated as of May 6, 2008, among Axcan Intermediate Holdings Inc., the Guarantors listed therein and The Bank of New York, as Trustee, relating to the 12.75% Senior Notes due 2016

* 4.3	Form of 9.25% Senior Secured Notes due 2015 (included in the Senior Secured Notes Indenture filed as Exhibit 4.1)

* 4.4	Form of 12.75% Senior Notes due 2016 (included in the Senior Notes Indenture filed as Exhibit 4.2)

* 4.5	Registration Rights Agreement, dated as of February 25, 2008, by and among Axcan Intermediate Holdings Inc., the Guarantors named therein and Banc of America Securities LLC, HSBC Securities (USA) Inc., RBC Capital Markets Corporation

* 4.6	Registration Rights Agreement, dated as of May 6, 2008, by and among Axcan Intermediate Holdings Inc., the Guarantors named therein and Banc of America Securities LLC, HSBC Securities (USA) Inc., RBC Capital Markets Corporation

* 4.7	Pledge and Security Agreement, dated as of February 25, 2008, among Axcan Intermediate Holdings Inc., as the Parent Borrower, Axcan US Partnership 1 LP, as the Co-Borrower, Axcan MidCo Inc., as Holdings, certain other Subsidiaries of Axcan Intermediate Holdings Inc. from time to time party thereto and Bank of America, N.A., as Administrative Agent for the Secured Parties (as defined therein)

* 4.8	Trademark Security Agreement, dated of February 25, 2008, between Axcan Pharma US, Inc. and Bank of America, N.A.

* 4.9	Trademark Security Agreement, dated as of February 25, 2008, between Axcan Pharma Inc. and Bank of America, N.A.

*4.10	Patent Security Agreement, dated as of February 25, 2008, between Axcan Pharma Inc. and Bank of America, N.A.

*4.11	Trademark Security Agreement, dated as of February 25, 2008, between Axcan Pharma (U&V) Inc. and Bank of America, N.A.

*4.12	Parallel Debt Agreement, dated as of February 25, 2008, among Axcan LuxCo 1 S.àr.l. and Axcan LuxCo 2 S.àr.l and The Bank of New York, relating to the Senior Secured Notes Indenture

*4.13	Parallel Debt Agreement, dated as of May 6, 2008, among Axcan LuxCo 2 S.àr.l. and Axcan LuxCo 2 S.àr.l and The Bank of New York, relating to the Senior Notes Indenture

*4.14	Pledge Agreement, dated as of February 25, 2008, among Axcan Intermediate Holdings Inc., as Pledgor, Bank of America, N.A., as Administrative Agent and Collateral Agent, and Axcan LuxCo 1 S.àr.l., as Company

*4.15	Pledge Agreement, dated as of February 25, 2008, among Axcan Intermediate Holdings Inc., as Pledgor, Bank of America, N.A., as Administrative Agent and Collateral Agent, and Axcan LuxCo 2 S.àr.l., as Company

*4.16	Deed of Pledge of Membership Rights, dated February 25, 2008, among Axcan Intermediate Holdings Inc. and Axcan US LLC, as Pledgors, and Bank of America, N.A., as Pledgee, and Axcan Coöperatieve U.A., as Coop

*4.17	Pledge and Security Agreement, dated as of February 25, 2008, among certain subsidiaries of Axcan Intermediate Holdings Inc. identified therein, as Grantors, and Bank of America, N.A., as Administrative Agent

*4.18	Pledge Agreement, dated as of February 25, 2008, among Axcan LuxCo 2 S.àr.l., as Pledgor, Bank of America, N.A., as Administrative and Collateral Agent, and Axcan Nova Scotia 1 ULC, as Company

Exhibit No.	Exhibit
*4.19	Deed of Hypothec in favor of Bank of America, N.A., dated as of February 25, 2008

*4.20	Debenture, dated as of February 25, 2008

*4.21	Pledge of Debentures, dated as of February 25, 2008, between Axcan Pharma Inc. and the Secured Parties (as defined therein)

5.1	Opinion of Ropes & Gray LLP

* 5.2	Opinion of Davies Ward Phillips & Vineberg LLP

* 5.3	Opinion of Elvinger, Hoss & Prussen

* 5.4	Opinion of Loyens & Loeff N.V.

* 5.5	Opinion of Stewart McKelvey

*10.1	Management Services Agreement, dated as of February 21, 2008, by and among Axcan Holdings Inc., Axcan Intermediate Holdings Inc. and TPG Capital, L.P.

*10.2	Joinder to Management Services Agreement, dated as of February 25, 2008, by and among TPG Capital, L.P., Axcan Pharma Inc. and Axcan US Partnership 1 LP

*10.3	Lease Agreement, dated August 28, 1991, as amended on January 20, 1992, July 10, 1992, September 8, 1993, December 16, 1993, October 16, 1996, March 21, 1997, August 27, 1999, October 27, 2003, December 9, 2004, and December 7, 2005, between Teachers Insurance and Annuity Association of America (a successor in title to Metropolitan Life Insurance Company) and Axcan Scandipharm Inc.

*10.4	Sublease, dated July 23, 2007, between Norris, McLaughlin & Marcus, P.A. and Axcan Pharma US, Inc. (f/k/a Axcan Scandipharm Inc.)

*10.5+	Exclusive Development/License/Supply Agreement, dated May 16, 2000, between Eurand S.p.A. (f/k/a Eurand International S.p.A.) and Axcan Pharma US, Inc. (f/k/a Axcan Scandipharm Inc.), as amended by Amendment No. 1, dated March 23, 2007

*10.6+	Finished Product Supply Agreement, dated October 8, 2003, by and between Sanofi-Aventis U.S. LLC (successor in interest of Aventis Pharmaceuticals Inc.) and Axcan Pharma Inc., as amended by Amendment No. 1, dated August 2, 2008

*10.7+	Manufacturing Services Agreement, dated October 1, 2003, between Patheon Inc. and Axcan Pharma Inc.

*10.8+	Supply Agreement, dated May 7, 2004, between Paddock Laboratories, Inc. and Axcan Pharma Inc.

*10.9	Credit Agreement, dated as of February 25, 2008, among Axcan Intermediate Holdings Inc., as Parent Borrower, Axcan US Partnership 1 LP, as Co-Borrower, Axcan MidCo Inc., as Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders from time to time party thereto

*10.10	Guaranty, dated as of February 25, 2008, among Axcan MidCo Inc., Axcan Intermediate Holdings Inc., Axcan US Partnership 1 LP, certain other Subsidiaries of Axcan Intermediate Holdings Inc. from time to time party thereto and Bank of America, N.A., as Administrative Agent

*10.11	Amendment and Restatement of Employment Agreement between Axcan Pharma Inc., Axcan Pharma US, Inc., Axcan Holdings Inc. and Dr. Frank A.G.M. Verwiel, dated May 16, 2008

*10.12	Employment Agreement between Axcan Pharma Inc., Axcan Pharma US, Inc., Axcan Holdings Inc. and David Mims, dated June 3, 2008

Exhibit No.	Exhibit

*10.13	Employment Agreement between Axcan Pharma Inc., Axcan Pharma US, Inc., Axcan Holdings Inc. and Steve Gannon, dated July 3, 2008

*10.14	Employment Agreement between Axcan Pharma Inc., Axcan Pharma US, Inc., Axcan Holdings Inc. and Alexandre P. LeBeaut, dated September 15, 2008

10.15	Employment Agreement between Axcan Pharma Inc. and Nicholas Franco, dated October 5, 2007

10.16	Axcan Pharma Inc. Severance Pay Plan (1)

10.17	Axcan Holdings Inc. Management Equity Incentive Plan (1)

10.18	Axcan Pharma Inc. Incentive Compensation Plan for Executives (1)

*10.18	Form of Axcan Holdings Inc. Management Stockholders’ Agreement

*10.19	Form of Restricted Stock Unit Grant Agreement between Axcan Holdings Inc. and U.S. Grantee

*10.20	Form of Restricted Stock Unit Grant Agreement between Axcan Holdings Inc. and French Grantee

*10.21	Form of Penny Option Grant Agreement between Axcan Holdings Inc. and Optionee

*12.1	Computation of Ratio of Earnings to Fixed Charges

*21.1	Subsidiaries of Axcan Intermediate Holdings Inc.

*23.1	Consent of Raymond Chabot Grant Thornton LLP

*23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)

*23.3	Consent of Davies Ward Phillips & Vineberg LLP (included in the opinion filed as Exhibit 5.2)

*23.4	Consent of Elvinger, Hoss & Prussen (included in the opinion filed as Exhibit 5.3)

*23.5	Consent of Loyens & Loeff N.V. (included in the opinion filed as Exhibit 5.4)

*23.6	Consent of Stewart McKelvey (included in the opinion filed as Exhibit 5.5)

*24	Powers of Attorney (included on signature pages of this Registration Statement).

*25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, N.A., as Trustee with respect to the Indenture governing the 9.25% Secured Notes due 2015 and the 12.75% Senior Notes due 2016

*99.1	Form of Letter of Transmittal

*99.2	Form of Notice of Guaranteed Delivery

*	Exhibits marked with an asterisk (*) were previously filed with the Commission as an exhibit to the Axcan Intermediate Holdings Inc. Form S-4 filed on October 7, 2008.
(1)	To be filed by amendment.
+	This Exhibit was filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and have been marked by the following symbol: [ ** ].